SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On December 6, 2016, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing its third quarter 2016 results. A copy of this Press Release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2016, the Company issued a press release announcing the resignation of Mr. Dolf Berle as the Company’s President and Chief Operating Officer and the promotion of Ms. Margo Manning to serve as the Company’s Senior Vice President and Chief Operating Officer, effective immediately. A copy of this Press Release is attached as Exhibit 99.2. Mr. Berle delivered his notice of resignation on December 1, 2016.

Ms. Manning, 52, has served as the Company’s Senior Vice President of Human Resources since November 2010. Previously, she served as the Company’s Senior Vice President of Training and Special Events from September 2006 until November 2010, Vice President of Training and Sales from June 2005 until September 2006 and as Vice President of Management Development from September 2001 until June 2005. From December 1999 until September 2001, she served as the Company’s Assistant Vice President of Team Development, and from 1991 until December 1999, she served in various positions of increasing responsibility for the Company and its predecessors. Ms. Manning will be paid an annual base salary of $390,000.00.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 6, 2016.
99.2	Press release dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: December 6, 2016	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary